Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Oct 31, 2001
Payment Date	Nov 15, 2001

Calculation of Interest Expense

Index (LIBOR)	2.525000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 15, 2001	Oct 15, 2001	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	128,449,922	26,655,495	34,645,916	25,191,054	11,120,460	21,058,483
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	2.695000%	2.845000%	2.945000%	3.175000%	3.525000%
Interest/Yield Payable on the Principal Balance	298,093	65,302	87,861	68,873	33,755
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	298,093	65,302	87,861	68,873	33,755
Interest/Yield Paid	298,093	65,302	87,861	68,873	33,755

Summary

Beginning Security Balance	128,449,922	26,655,495	34,645,916	25,191,054	11,120,460	21,058,483
Beginning Adjusted Balance	128,449,922	26,655,495	34,645,916	25,191,054	11,120,460
Principal Paid	3,994,949	829,025	1,077,539	783,479	345,863	706,466
Ending Security Balance	124,454,973	25,826,470	33,568,377	24,407,575	10,774,597	20,403,501
Ending Adjusted Balance	124,454,973	25,826,470	33,568,377	24,407,575	10,774,597
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	124,506,457	25,826,470	33,568,377	24,407,575	10,774,597
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					7,255,853
Ending OC Amount as Holdback Amount						15,306,778
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3754320	$1.2500433	$1.2939776	$1.3950383	$0.9151231
Principal Paid per $1000	$5.0314222	$15.8695465	$15.8694988	$15.8695331	$9.3765293